Exhibit 99.1

ICAD REPORTS FINANCIAL RESULTS FOR THE QUARTER ENDED JUNE 30, 2021

Conference Call Today at 4:30 PM ET

NASHUA, N.H. – August 5, 2021 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and six months ended June 30, 2021.

Revenues for the three-month and six-month periods ended June 30, 2021 were $7.8 million and $16.5 million, respectively, compared to $5.6 million and $12.1 million in the three and six month periods ended June 30, 2020, respectively. Net loss for the three-month and six-month periods ended June 30, 2021 were $3.3 million and $4.9 million, respectively, compared to $2.4 million and $14.2 million in the three and six month periods ended June 30, 2020, respectively.

Recent Highlights:

•

Continued market penetration with ProFound AI® Risk, the first and only commercially available clinical decision support tool providing two-year breast cancer risk estimation personalized for each woman, for 2D mammography in the U.S. and Europe, with approximately 250 software licenses installed to date

•

Showed continued strength in the Therapy business with $3 million in revenues, which represents 3.8% growth over a very strong first quarter, driven largely by the continued surge in dermatology controller installations reflecting positive shifts in market dynamics

•

Signed a global distribution agreement with Sectra, a leading international medical imaging IT and cybersecurity company, expanding access to ProFound AI ® and ProFound AI ® Risk to additional facilities and imaging centers worldwide

•	Received CE Mark approval for ProFound AI® Version 3.0 for 3D Mammography

•	Company’s third-generation AI solution offers significant improvement in algorithm specificity performance and faster processing time compared to the prior versions

•	Enhanced our senior leadership, including

•	appointed Charles Carter as full time Chief Financial Officer

•	promoted Jeffrey Sirek to Chief Commercial Officer

•	hired Brian Testa as Chief People Officer

“Our second quarter total revenue was negatively impacted by longer than expected Enterprise sales cycles in several large prospective accounts. We began to close some of these accounts in July. While we anticipate the longer Enterprise sales cycle will continue to be a meaningful component of our pipeline, the addition of these Enterprise sales will increase our addressable market and future average deal size,” said Mike Klein, Chairman and CEO.

“We continue to be pleased with the performance of our Therapy segment. Total Therapy revenues of $3 million represented a 109% percent increase over the second quarter of last year and a 3.8% increase over a strong first quarter in 2021. This growth was primarily driven by dermatology controller installations, which are being heavily influenced by the emergence of positive shifts in reimbursement, payor coverage and regulatory changes,” concluded Mr. Klein.

Second Quarter 2021 Financial Results

Total Detection and Therapy revenue for the second quarter of 2021 was $7.8 million, an increase of $2.3 million, or 41%, as compared to the second quarter of 2020.

Revenue: Cancer Detection revenue for the second quarter of 2021, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $0.7 million, or 16%, to $4.8 million, as compared to the second quarter of 2020. Therapy revenue for the second quarter of 2021, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by $1.6 million, or 109%, to $3.0 million, as compared to the second quarter of 2020.

	Three months ended June 30,
	2021	2020	Change	% Change
Detection revenue
Product revenue	$3,164	$2,702	$462	17.1%
Service and supplies revenue	1,625	1,415	210	14.8%

Subtotal	4,789	4,117	672	16.3%

Therapy revenue
Product revenue	1,388	186	1,202	646.2%
Service and supplies revenue	1,649	1,264	385	30.5%

Subtotal	3,037	1,450	1,587	109.4%

Total revenue	$7,826	$5,567	$2,259	40.6%

Gross Profit: Gross profit for the second quarter of 2021 was $5.5 million, or 71% of revenue, as compared to $4.4 million, or 78% of revenue, in the second quarter of 2020.

Operating Expenses: Total operating expenses for the second quarter of 2021 were $8.4 million, a $1.7 million, or 26% increase from $6.7 million in the second quarter of 2020.

GAAP Net Loss: Net loss for the second quarter of 2021 was ($3.3) million, or ($0.13) per diluted share, as compared to a net loss of ($2.4) million, or ($0.11) per diluted share, for the second quarter of 2020. GAAP Net Loss in 2021 included a $0.4 million charge related to the losses on the extinguishment of debentures and debt.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the second quarter of 2021 was ($2.8) million, or ($0.11) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($2.5) million, or ($0.12) per diluted share, for the second quarter of 2020. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended June 30, 2021 and 2020, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the second quarter of 2021 was a loss of ($2.1) million, a ($1.4) million increased loss as compared to the second quarter 2020 Non-GAAP Adjusted EBITDA loss of ($0.7) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended June 30, 2021 and 2020, respectively.

Six Months Ended June 30, 2021 Financial Results

Total Detection and Therapy revenue for the six months ended June 30, 2021 was $16.5 million, an increase of $4.4 million, or 36%, as compared to the same period in 2020.

Revenue: Cancer Detection revenue for the six months ended June 30, 2021, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $1.9 million, or 22%, to $10.5 million, as compared to the same period in 2020. Therapy revenue for the six months ended June 30, 2021, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by $2.4 million, or 69%, to $6.0 million, as compared to the same period in 2020.

	Six months ended June 30,
	2021	2020	$ Change	% Change
Detection revenue
Product revenue	$7,325	$5,802	$1,523	26.2%
Service revenue	3,183	2,791	392	14.0%

Subtotal	10,508	8,593	1,915	22.3%

Therapy revenue
Product revenue	2,784	881	1,903	216.0%
Service revenue	3,178	2,644	534	20.2%

Subtotal	5,962	3,525	2,437	69.1%

Total revenue	$16,470	$12,118	$4,352	35.9%

Gross Profit: Gross profit for the six months ended June 30, 2021 was $11.8 million, or 72% of revenue, as compared to $8.9 million, or 73% of revenue, in the same period in 2020.

Operating Expenses: Total operating expenses for the six months ended June 30, 2021 were $16.2 million, a $1.1 million, or 7.6%, increase from $15.1 million in the same period in 2020.

GAAP Net Loss: Net loss for the six months ended June 30, 2021 was ($4.9) million, or ($0.20) per diluted share, as compared to a net loss of ($14.2) million, or ($0.67) per diluted share, for the same period in 2020. GAAP Net Loss in 2020 included a $7.5 million charge related to the losses on fair value of convertible debentures.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the first half of 2021 was ($4.4) million, or ($0.18) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($6.4) million, or ($0.30) per diluted share, for the first half of 2020. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the six-month periods ended June 30, 2021 and 2020, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the first half of 2021 was a loss of ($2.6) million, a $1.2 million decrease as compared to the first half 2020 Non-GAAP Adjusted EBITDA loss of ($3.8) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the six-month periods ended June 30, 2021 and 2020, respectively.

Conference Call

Thursday August 5 at 4:30 PM ET

Domestic:	888-254-3590
International:	323-994-2082
Conference ID:	6177004Webcast:	http://public.viavid.com/index.php?id=145901
Webcast:	http://public.viavid.com/index.php?id=145901

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For example, when the Company discusses the potential of ProFound AI® Risk, the benefits of the Company’s products, the Enterprise sales cycle, trends driving positive shifts, and clinical plans and updates, it is using forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a global pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

1-201-423-4492

jburns@icadmed.com

Investor Relations:

Jeremy Feffer, LifeSci Advisors

+ 1-212-915-2568

jeremy@lifesciadvisors.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands except for share data)

	(Unaudited)
	June 30,	December 31,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$37,889	$27,186
Trade accounts receivable, net of allowance for doubtful accounts of $104 in 2021 and $111 in 2020	11,107	10,027
Inventory, net	2,861	3,144
Prepaid expenses and other current assets	1,742	1,945

Total current assets	53,599	42,302

Property and equipment, net of accumulated depreciation of $6,935 in 2021 and $6,778 in 2020	921	744
Operating lease assets	1,370	1,758
Other assets	1,532	1,527
Intangible assets, net of accumulated amortization of $8,610 in 2021 and $8,494 in 2020	777	889
Goodwill	8,362	8,362

Total assets	$66,561	$55,582

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,039	$2,869
Accrued and other expenses	6,606	7,039
Lease payable - current portion	851	726
Deferred revenue	5,964	6,117

Total current liabilities	14,460	16,751

Lease payable, long-term portion	646	1,075
Notes payable, long-term portion	—	6,960
Deferred revenue, long-term portion	424	267
Deferred tax	4	4

Total liabilities	15,534	25,057

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $0.01 par value: authorized 30,000,000 shares; issued 25,213,302 as of June 30, 2021 and 23,693,735 as of December 31, 2020.
Outstanding 25,027,471 as of June 30, 2021 and 23,508,575 as of December 31, 2020.	251	236
Additional paid-in capital	299,049	273,639
Accumulated deficit	(246,858)	(241,935)
Treasury stock at cost, 185,831 shares in 2021 and 2020	(1,415)	(1,415)

Total stockholders’ equity	51,027	30,525

Total liabilities and stockholders’ equity	$66,561	$55,582

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Products	$4,552	$2,888	$10,109	$6,683
Service and supplies	3,274	2,679	6,361	5,435

Total revenue	7,826	5,567	16,470	12,118
Cost of revenue:
Products	1,377	537	2,786	1,554
Service and supplies	832	575	1,699	1,502
Amortization and depreciation	79	98	158	195

Total cost of revenue	2,288	1,210	4,643	3,251

Gross profit	5,538	4,357	11,827	8,867

Operating expenses:
Engineering and product development	2,268	1,878	4,460	4,089
Marketing and sales	3,429	2,631	6,853	6,239
General and administrative	2,652	2,110	4,803	4,642
Amortization and depreciation	60	49	115	101

Total operating expenses	8,409	6,668	16,231	15,071

Loss from operations	(2,871)	(2,311)	(4,404)	(6,204)

Interest expense	(28)	(115)	(140)	(245)
Other income	5	33	7	75
Loss on extinguishment of debt	(386)	—	(386)	(341)
Loss on fair value of convertible debentures	—	—	—	(7,464)

Other expense, net	(409)	(82)	(519)	(7,975)

Loss before income tax expense	(3,280)	(2,393)	(4,923)	(14,179)

Tax expense	—	(5)	—	(31)

Net loss and comprehensive loss	$(3,280)	$(2,398)	$(4,923)	$(14,210)

Net loss per share:
Basic	$(0.13)	$(0.11)	$(0.20)	$(0.67)

Diluted	$(0.13)	$(0.11)	$(0.20)	$(0.67)

Weighted average number of shares used in computing loss per share:
Basic	24,989	22,396	24,462	21,275

Diluted	24,989	22,396	24,462	21,275

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months ended June 30,
	2021	2020
	(in thousands)
Cash flow from operating activities:
Net loss	$(4,923)	$(14,210)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	157	154
Depreciation	115	142
Bad debt provision	(3)	119
Stock-based compensation	1,446	2,077
Amortization of debt discount and debt costs	17	53
Loss on extinguishment of debt	386	341
Deferred tax expense	—	1
Change in fair value of convertible debentures	—	7,464
Changes in operating assets and liabilities:
Accounts receivable	(924)	3,201
Inventory	284	(737)
Prepaid and other assets	510	(19)
Accounts payable	(1,829)	(569)
Accrued expenses	(736)	(1,650)
Deferred revenue	(77)	60

Total adjustments	(654)	10,637

Net cash used for operating activities	(5,577)	(3,573)

Cash flow from investing activities:
Additions to patents, technology and other	—	(6)
Additions to property and equipment	(336)	(180)

Net cash used for investing activities	(336)	(186)

Cash flow from financing activities:
Issuance of common stock pursuant to stock option plans	636	100
Issuance of common stock pursuant to Employee Stock Purchase Plan	114	—
Proceeds from issuance of common stock, net	23,229	12,289
Repayment of debt financing	(7,363)	(4,638)
Repayment on line of credit	—	(2,000)
Proceeds from notes payable	—	6,957
Debt issuance costs	—	(37)

Net cash provided by financing activities	16,616	12,671

Increase in cash and equivalents	10,703	8,912
Cash and cash equivalents, beginning of period	27,186	15,313

Cash and cash equivalents, end of period	$37,889	$24,225

Supplemental disclosure of cash flow information:
Interest paid	$92	$127

Taxes paid	$—	$31

Issuance of common stock upon conversion of debentures	—	21,164

Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$69

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Tax Expense: The Company excludes this non-cash item from the 2020 periods as it was not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations. In January 2021, the Company adopted ASU 2019-12 requiring these taxes be moved to operating expenses and are no longer excluded.

•

CARES Act Credit: The Company excludes this item as it is related to COVID-19 legislation that does not have a direct correlation to future business operations, as this item was in direct response to the initial wave of the COVID-19 pandemic.

•

Severance and Furlough: The Company excludes this item as it is related to COVID-19 business impact that does not have a direct correlation to future business operations, as this item was in direct response to the initial wave of the COVID-19 pandemic.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Net Loss	$(3,280)	$(2,398)	$(4,923)	$(14,210)
Interest Expense	28	115	140	245
Other income	(5)	(5)	(7)	(47)
Stock Compensation	511	1,613	1,446	2,077
Depreciation	81	72	157	143
Amortization	57	75	115	153
Tax expense	—	5	—	31
Severance and Furlough	—	113	—	113
Cares Credit	—	(283)	—	(283)
Loss on extinguishment of debt	386	—	386	341
Loss of fair value of convertble debentures	—	—	—	7,464
Litigation related	95	26	116	171

Non GAAP Adjusted EBITDA	$(2,127)	$(667)	$(2,570)	$(3,802)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Net Loss	$(3,280)	$(2,398)	$(4,923)	$(14,210)
Adjustments to net loss
Severance and Furlough	—	113	—	113
Cares Credit	—	(283)	—	(283)
Loss from extinguishment of debt	386	—	386	341
Litigation	95	26	116	171
Loss of fair value of convertble debentures	—	—	—	7,464

Non GAAP Adjusted Net Loss	$(2,799)	$(2,542)	$(4,421)	$(6,404)

Net loss income per share
GAAP Net loss per share	$(0.13)	$(0.11)	$(0.20)	$(0.67)
Adjustments to net loss (as detailed above)	0.02	(0.01)	0.02	0.37

Non GAAP Adjusted Net loss per share	$(0.11)	$(0.12)	$(0.18)	$(0.30)